EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

     I, Ronald D. Risher, the Chief Executive Officer of Lason, Inc. (the “registrant”) certify that:

1.	I have reviewed this annual report on Form 10-K of the registrant;

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.	Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for the registrant and we have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant is made known to us by others, particularly during the period in which this annual report is being prepared;

(b)	[Intentionally omitted];

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during registrant’s most recent fiscal quarter (registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the board of directors (or persons fulfilling the equivalent functions):

(e)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to affect the registrant’s ability to record, process, summarize and report financial information; and

(f)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

The foregoing Certification is subject to and qualified by the disclosure in Part I, Item 1. Business — Fresh Start Reporting and Factors that Affect Comparability of Financial Information” and in Note 2 of Notes to the Consolidated Financial Statements, which provide that the consolidated financial statements of the registrant accompanying this annual report on Form 10-K have been prepared in conformity with generally accepted accounting principles for financial information, but not in conformity with the instructions for Form 10-K, Regulation S-K and Rule 10-01 of Regulation S-X, as the registrant has not presented financial information for the twelve months ending December 31, 2002, and 2001. In addition, the financial information for the twelve months ended December 31, 2002, 2001, 2000, and/or 1999 have been omitted from those applicable items of the Form 10-K requiring such information. Reference is made to the disclosure — Part I, Item 1. Business — Fresh Start Reporting and Factors that Affect Comparability of Financial Information and in Note 2 of Notes to the Consolidated Financial Statements for a more complete discussion and explanation.

March 29, 2004

/s/ Ronald D. Risher Ronald D. Risher Chief Executive Officer